Exhibit 99.1

Lauren Gioia | Jennifer Park | Dan Abernethy | Lauren.Gioia@Sothebys.com | Jennifer.Park@Sothebys.com | Dan.Abernethy@Sothebys.com +1 212 606 7176

SOTHEBY’S REPORTS 2018 FULL YEAR FINANCIAL RESULTS
16% Increase in Consolidated Sales Fuels Operating Income Growth
Company Will Celebrate 275th Anniversary on March 11, 2019

NEW YORK, February 28, 2019 - Sotheby’s (NYSE: BID) today reported its financial results for the fourth quarter and year ended December 31, 2018.
For the year ended December 31, 2018, Sotheby’s reported net income of $108.6 million, or $2.09 per diluted share, as compared to $118.8 million, or $2.20 per diluted share, in the prior year. Excluding certain items in both periods, Adjusted Net Income* was $128.9 million and Adjusted Diluted Earnings Per Share* was $2.48, as compared to Adjusted Net Income* of $121.7 million, and Adjusted Diluted Earnings Per Share* of $2.25 in the prior year.
Driven in part by 37% growth in Private Sales to $1.02 billion, the Company’s Consolidated Sales increased 16% to reach $6.4 billion in 2018. This growth contributed to a 9% improvement in Operating Income to $181.3 million, and an 18% improvement in Adjusted Operating Income* to $198.1 million, when compared to the prior year.
“As a result of our entire team’s efforts and the continued trust placed in Sotheby’s by our clients, I am pleased to report that in 2018 we fulfilled our objective to substantially improve upon last year’s good results,” commented Chief Executive Officer Tad Smith, continuing, “we have the potential to deliver even better results in 2019 by improving technology and processes for clients, though, as always, market conditions will be a factor.”

Exhibit 99.1

2018 Highlights

•	Consolidated Sales - which combine Aggregate Auction Sales, Private Sales and sales from Inventory - increased 16% to $6.4 billion when compared to prior year.

•	Adjusted Operating Income* improved 18% to $198.1 million in 2018.

•	In 2018, Private Sales grew 37% to $1.02 billion, when compared to the prior year, representing a five-year high and nearly double the level achieved in 2016.

•	Aggregate Auction Sales increased 15% to reach $5.3 billion, compared to the prior year.

•	Aggregate Auction Sales in Hong Kong reached approximately $1 billion - the highest total in Sotheby’s 45-year history in Asia.

•
Aggregate Auction Sales in key categories improved from 2017 to 2018: Watches (nearly 57%), Wine (nearly 41%), Old Master Paintings (33%), Contemporary Art (14%), Chinese Works of Art (14%), Impressionist and Modern Art (nearly 9%).

•
Sales to online buyers - which include items from our live auctions purchased online, all online-only sales, as well as purchases made on our retail websites, Sotheby’s Home and Sotheby's Wine - totaled $220.4 million, a 24% increase compared to the prior year.

•	37% of all lots sold at Sotheby’s in 2018 were purchased online.

•
In the fourth quarter of 2018, net income increased 12% to $85.7 million and diluted earnings per share increased 20% to $1.72. Excluding certain items in both periods, fourth quarter Adjusted Net Income* increased 10% to $86.8 million and Adjusted Diluted Earnings per Share* increased 18% to $1.74.

•	In 2018, Adjusted Return on Equity* was 24.4% as compared to 21.7% in 2017, both significant improvements from the average of just over 15% between 2014 and 2016.

•
In the three years between 2016 and 2018, Sotheby’s has repurchased approximately 20.6 million shares for $689.1 million at an average price of $33.49. Current total shares outstanding are 46.4 million, a 30% decrease since the end of 2015.

•
As of December 31, 2018, based on our long-term debt balance of $638.8 million, the Company’s Adjusted Leverage Ratio* was 3.1x and the Company had $578 million in available revolving credit facility borrowings.

Exhibit 99.1

Sotheby’s Financial Highlights
Year Ended December 31, 2018 v. Prior Years
(in thousands of dollars, except per share data)

Year ended December 31,	2018	2017	2016	2015	2014
Consolidated Sales (a)	$6,350,155	$5,490,932	$4,894,146	$6,730,848	$6,769,814
Operating income	$181,345	$165,675	$114,635	$201,721	$226,044
Adjusted Operating Income (b)	$198,082	$167,410	$156,379	$255,170	$267,881
Net income attributable to Sotheby’s	$108,634	$118,796	$74,112	$43,727	$117,795
Adjusted Net Income (b)	$128,941	$121,699	$99,616	$143,131	$142,398
Diluted earnings per share	$2.09	$2.20	$1.27	$0.63	$1.68
Adjusted Diluted Earnings Per Share (b)	$2.48	$2.25	$1.71	$2.07	$2.03
Adjusted EBITDA (b)	$230,066	$200,176	$192,646	$278,771	$289,873
Adjusted Return on Equity (b) (c)	24.4%	21.7%	15.2%	17.0%	14.1%
Aggregate Auction Sales (d)	$5,250,503	$4,567,310	$4,247,873	$5,949,030	$6,075,345
Net Auction Sales (e)	$4,395,593	$3,816,792	$3,556,090	$5,016,738	$5,151,419
Private Sales (f)	$1,018,844	$744,640	$583,410	$673,119	$624,511

(a) Represents the sum of Aggregate Auction Sales, Private Sales, and inventory sales.
(b) See Appendix B for a description of these non-GAAP financial measures and reconciliations to the most comparable GAAP amounts.
(c) Return on Equity is calculated as Adjusted Net Income* divided by average equity. See Appendix B for a description of Adjusted Net Income and a reconciliation to the most comparable GAAP amounts.
(d) Represents the total hammer (sale) price of property sold at auction plus buyer’s premium, excluding amounts related to the sale of our inventory at auction, which are reported within inventory sales.
(e) Represents the total hammer (sale) price of property sold at auction, excluding amounts related to the sale of our inventory at auction, which are reported within inventory sales.
(f) Represents the total purchase price of property sold in private sales that we have brokered, including our commissions.

Sotheby’s Digital Highlights
Year Ended December 31, 2018 v. Prior Years
(in thousands of dollars)

	2018	2017	2016	2015	2014
Online Sales (a)	$220,399	$178,042	$154,142	$129,455	$106,534
Online Sales Growth Rate (b)	24%	16%	19%	22%	12%
Lots sold to online buyers as % of total sales (c)	37%	25%	19%	15%	11%
Online Underbid Value (d)	$545,715	$518,934	$406,389	$323,653	$301,709
Online Underbidders as % of total (e)	53%	48%	41%	31%	26%
Online-Only Sales (f)	$72,092	$18,945	$7,297	$529	$555
Online Consignment Platform Sales (g)	$56,468	$7,338	n/a	n/a	n/a

(a)
Online Sales include the aggregate sale price of lots purchased through online bids at our live auctions and lots purchased in our online-only auctions, as well as items purchased through our retail websites, Sotheby’s Home and Sotheby's Wine.

(b)	Represents the year-on-year percentage increase in Online Sales.

(c)	Represents the total number of lots purchased in Online Sales as a percentage of total lots sold.

(d)	Represents the total value of unsuccessful bids placed either through online bidding in a live sale or in an online-only sale.

(e)	Represents the number of unsuccessful online bidders in a live or online-only auction as a percentage of the overall number of unsuccessful bidders in a live or online-only auction.

(f)
Represents the aggregate purchase price of lots purchased in our online-only auctions, including commissions and fees paid by the buyer and through our retail websites Sotheby’s Home and Sotheby’s Wine.

(g)
Represents Aggregate Auction Sales attributable to lots purchased either through online bids at our live auctions or lots purchased in our online-only sales that were consigned through our Online Consignment Platform.

Exhibit 99.1

Non-GAAP Financial Measures
*Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Excluding SFS, Adjusted Return on Equity, and Adjusted Leverage Ratio are non-GAAP financial measures. See Appendix B for a description of these non-GAAP financial measures and reconciliations to the most comparable GAAP amounts.

Forward-Looking Statements
This release contains certain “forward-looking statements” (as such term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended) relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performances will differ materially from such predictions. Major factors, which Sotheby’s believes could cause the actual results to differ materially from the predicted results in the “forward-looking statements” include, but are not limited to, the overall strength of the global economy and financial markets, political conditions in various countries, competition with other auction houses and art dealers, the amount and quality of property available for consignment and the marketability at auction of such property. Please refer to our most recently filed Form 10-K for a complete list of Risk Factors.

Investor Relations Information
All Sotheby’s Press Releases and SEC filings are available on our web site at www.sothebys.com. An outline of the conference call can be found here: https://sothebys.gcs-web.com/events-and-presentations.
Sotheby’s will host a conference call at 9:00 AM EST on February 28, 2019, to discuss its fourth quarter and full year 2018 financial results. Please dial 888-371-8897 and for callers outside the United States, Puerto Rico and Canada, please dial 1-970-315-0479, approximately 15 minutes before the scheduled start of the call. The call reservation number is 1869875. The conference call will also be accessible via webcast on the Investor Relations section of the Sotheby’s web site at https://sothebys.gcs-web.com/events-and-presentations.

About Sotheby’s
Sotheby’s has been uniting collectors with world-class works of art since 1744. Sotheby’s became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012). Today, Sotheby’s presents auctions in 10 different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids from anywhere in the world. Sotheby’s offers collectors the resources of Sotheby’s Financial Services, the world’s only full-service art financing company, as well as the collection, artist, estate & foundation advisory services of its subsidiary, Art Agency, Partners. Sotheby’s presents private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby's Global Fine Art Division, and three retail businesses: Sotheby’s Wine, Sotheby’s Diamonds, and Sotheby’s Home, the online marketplace for interior design. Sotheby’s has a global network of 80 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

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Appendix A

SOTHEBY’S
CONSOLIDATED INCOME STATEMENTS
(Thousands of dollars, except per share data)

	UNAUDITED		AUDITED
	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenues:
Agency commissions and fees	$338,648	$315,274	$891,774	$809,571
Inventory sales	17,968	6,167	80,808	178,982
Finance	12,942	13,114	43,887	50,937
Other	5,589	3,649	19,271	17,890
Total revenues	375,147	338,204	1,035,740	1,057,380
Expenses:
Agency direct costs	70,147	55,067	184,491	150,133
Cost of inventory sales	16,372	9,091	81,103	181,487
Cost of finance revenues	—	3,143	4,056	19,312
Marketing	7,075	7,582	23,897	25,377
Salaries and related	99,976	101,247	342,687	318,555
General and administrative	48,585	48,154	180,360	172,950
Depreciation and amortization	6,891	7,286	27,048	24,053
Restructuring charges	4,826	—	10,753	—
Voluntary separation incentive programs, net	—	—	—	(162)
Total expenses	253,872	231,570	854,395	891,705
Operating income	121,275	106,634	181,345	165,675
Interest income	118	282	1,467	1,184
Interest expense	(11,693)	(9,046)	(39,984)	(32,218)
Extinguishment of debt	—	—	(10,855)	—
Write-off of credit facility fees	—	—	(3,982)	—
Non-operating (expense) income	(2,357)	927	4,688	7,045
Income before taxes	107,343	98,797	132,679	141,686
Income tax expense	21,709	22,567	27,652	25,415
Equity in earnings of investees	75	474	3,591	2,508
Net income	85,709	76,704	108,618	118,779
Less: Net loss attributable to noncontrolling interest	(3)	(5)	(16)	(17)
Net income attributable to Sotheby's	$85,712	$76,709	$108,634	$118,796
Basic earnings per share - Sotheby's common shareholders	$1.75	$1.44	$2.10	$2.22
Diluted earnings per share - Sotheby's common shareholders	$1.72	$1.43	$2.09	$2.20

Appendix B

NON-GAAP FINANCIAL MEASURES
GAAP refers to generally accepted accounting principles in the United States of America. Included in this earnings release are financial measures presented in accordance with GAAP and also on a non-GAAP basis. Non-GAAP financial measures are important supplemental measures used in our financial and operational decision making processes, for internal reporting, and as part of our forecasting and budgeting processes, as they provide helpful measures of our core operations. These measures allow us to view operating trends, perform analytical comparisons, and benchmark performance between periods. We also believe that these measures may be used by securities analysts, investors, financial institutions, and other interested parties in their evaluation of our performance. The non-GAAP financial measures presented in this earnings release are:

(i)	Adjusted Operating Income	(iv)	Adjusted EBITDA
(ii)	Adjusted Net Income	(v)	Adjusted Leverage Ratio
(iii)	Adjusted Diluted Earnings Per Share	(vi)	Adjusted Return on Equity
To the extent applicable, these non-GAAP financial measures exclude the effect of the following items, as detailed in the accompanying reconciliation tables below:

(i)	Restructuring charges;
(ii)	Charges related to contractual severance agreements entered into with certain former employees;
(iii)	Accelerated depreciation charges related to certain fixed assets that have been removed from service in connection with enhancements being made to the York Property;
(iv)	Earn-out compensation expense related to the acquisition of AAP;
(v)	Leadership transition severance costs;
(vi)	Net credits associated with our previous regional voluntary separation incentive programs;
(vii)	CEO Separation and Transition Costs;
(viii)	Special charges associated with shareholder activism;
(ix)	The loss incurred in connection with the extinguishment of our 2022 Senior Notes;
(x)	The write-off of unamortized credit facility fees related to the refinancing of our previous credit agreement;
(xi)	The charge resulting from the concurrent amendments to the York Property Mortgage and the related interest rate collar;
(xii)	The net charge associated with the effective settlement of an income tax audit;
(xiii)	Net income tax (benefit) expense associated with the enactment of the U.S. Tax Cuts and Jobs Act; and
(xiv)	Income tax expense associated with the repatriation of pre-2014 foreign earnings.

We caution readers of this earnings release that amounts presented in accordance with these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies and analysts calculate such measures in the same manner.

The following is a reconciliation of operating income to Adjusted Operating Income for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 (in thousands of dollars):

Year Ended December 31,	2018	2017	2016	2015	2014
Operating income	$181,345	$165,675	$114,635	$201,721	$226,044
Add: Restructuring charges	10,753	—	—	(972)	14,238
Add: Contractual severance agreement charges, net	2,625	—	7,354
Add: Accelerated depreciation charges	3,359	1,897	—	—	—
Add: Acquisition earn-out compensation expense	—	—	35,000
Add: Leadership transition severance costs	—	—	—	13,251	—
Add: Voluntary separation incentive program credits, net	—	(162)	(610)	36,938	—
Add: CEO separation and transition costs	—	—	—	4,232	7,591
Add: Special charges, net	—	—	—	—	20,008
Adjusted Operating Income	$198,082	$167,410	$156,379	$255,170	$267,881
Variance versus prior period - $	$30,672	$11,031	$(98,791)	$(12,711)	$43,934
Variance versus prior period - %	18%	7%	(39%)	(5%)	20%

Appendix B

The following is a reconciliation of net income attributable to Sotheby's to Adjusted Net Income for the years ended December 31, 2018, 2017, 2016, 2015, and 2014 (in thousands of dollars):

Year Ended December 31,	2018	2017	2016	2015	2014
Net income attributable to Sotheby's	$108,634	$118,796	$74,112	$43,727	$117,795
Add: Restructuring charges (net), net of tax of ($2,327), $0, $0, $339, and ($5,221)	8,426	—	—	(633)	9,017
Add: Contractual severance agreement charges (net), net of tax of ($627), $0, ($2,852), $0, and $0	1,998	—	4,502	—	—
Add: Accelerated depreciation charges, net of tax of ($830), ($721), $0, $0, and $0	2,529	1,176	—	—	—
Add: Acquisition earn-out compensation expense, net of tax of $0, $0, ($13,615), $0, and $0	—	—	21,385	—	—
Add: Leadership transition severance costs, net of tax of $0, $0, $0, ($5,167), and $0	—	—	—	8,084	—
Add: Voluntary separation incentive program (credits) charges (net), net of tax of $0, $63, $227, ($13,298), and $0	—	(99)	(383)	23,640	—
Add: CEO separation and transition costs, net of tax of $0, $0, $0, ($1,651), and ($3,138)	—	—	—	2,581	4,453
Add: Special charges (net), net of tax of $0, $0, $0, $0, and ($8,875)	—	—	—	—	11,133
Add: Loss on extinguishment of debt, net of tax of ($2,692), $0, $0, $0, and $0	8,163	—	—	—	—
Add: Write-off of credit facility fees, net of tax of ($922), $0, $0, $0, and $0	3,060	—	—	—	—
Add: Charge related to interest rate collar amendment, net of tax of $0, ($398), $0, $0, and $0	—	642	—	—	—
Add: Net charge associated with the effective settlement of an income tax audit	4,837	—	—	—	—
Add: Income tax (benefit) expense associated with the enactment of the U.S. Tax Cuts and Jobs Act	(8,706)	1,184	—	—	—
Add: Income tax expense related to repatriation of pre-2014 foreign earnings	—	—	—	65,732	—
Adjusted Net Income	$128,941	$121,699	$99,616	$143,131	$142,398
Variance versus prior period - $	$7,242	$22,083	$(43,515)	$733	$2,937
Variance versus prior period - %	6%	22%	(30%)	1%	2%

The income tax effect of each line item in the reconciliation above of net income attributable to Sotheby's to Adjusted Net Income is computed using the relevant jurisdictional tax rate for each item.

Appendix B

The following is our calculation of Adjusted Return on Equity, which we define as Adjusted Net Income divided by average equity, for the years ended December 31, 2018, 2017, 2016, 2015, and 2014 (in thousands of dollars):

Year Ended December 31,	2018	2017	2016	2015	2014
Adjusted Net Income	$128,941	$121,699	$99,616	$143,131	$142,398
Average Equity	$529,217	$576,271	$656,153	$842,471	$1,008,952
Adjusted Return on Equity	24.4%	21.1%	15.2%	17.0%	14.1%
The following is a reconciliation of diluted earnings per share to Adjusted Diluted Earnings Per Share for the years ended December 31, 2018, 2017, 2016, 2015, and 2014:

Year Ended December 31,	2018	2017	2016	2015	2014
Diluted earnings per share	$2.09	$2.20	$1.27	$0.63	$1.68
Add: Restructuring charges (net), per share	0.16	—	—	(0.01)	0.13
Add: Contractual severance agreement charges (net), per share	0.04	—	0.08	—	—
Add: Accelerated depreciation charges, per share	0.05	0.02	—	—	—
Add: Acquisition earn-out compensation expense, per share	—	—	0.37	—	—
Add: Leadership transition severance costs, per share	—	—	—	0.11	—
Add: Voluntary separation incentive program (credits) charges (net), per share	—	—	(0.01)	0.34	—
Add: CEO separation and transition costs, per share	—	—	—	0.04	0.06
Add: Special charges (net), per share	—	—	—	—	0.16
Add: Write-off of credit facility fees, per share	0.06	—	—	—	—
Add: Extinguishment of debt, per share	0.16	—	—	—	—
Add: Charge related to interest rate collar amendment, per share	—	0.01	—	—	—
Add: Net charge associated with the effective settlement of an income tax audit, per share	0.09	—	—	—	—
Add: Income tax (benefit) expense associated with the enactment of the U.S. Tax Cuts and Jobs Act, per share	(0.17)	0.02	—	—	—
Add: Income tax expense related to repatriation of pre-2014 foreign earnings, per share	—	—	—	0.96	—
Adjusted Diluted Earnings Per Share	$2.48	$2.25	$1.71	$2.07	$2.03
Variance versus prior period - $	$0.23	$0.54	$(0.36)	$0.04	$0.01
Variance versus prior period - %	10%	32%	(17%)	2%	—%

Appendix B

The following is a reconciliation of net income attributable to Sotheby's to EBITDA and Adjusted EBITDA for the years ended December 31, 2018, 2017, 2016, 2015, and 2014 (in thousands of dollars):

Year Ended December 31,	2018	2017	2016	2015	2014
Net income attributable to Sotheby's	$108,634	$118,796	$74,112	$43,727	$117,795
Add: Income tax expense	27,652	25,415	25,957	131,145	75,761
Add: Income tax expense related to equity investees	—	—	—	—	599
Subtract: Interest income	1,467	1,184	1,294	1,776	1,883
Add: Interest expense	39,984	32,218	30,310	32,745	35,189
Add: Depreciation and amortization	27,048	24,053	21,817	19,481	20,575
EBITDA	201,851	199,298	150,902	225,322	248,036
Add: Restructuring charges, net	10,753	—	—	(972)	14,238
Add: Contractual severance agreement charges, net	2,625	—	7,354	—	—
Add: Acquisition earn-out compensation expense	—	—	35,000	—	—
Add: Voluntary separation incentive program (credits) charges, net	—	(162)	(610)	36,938	—
Add: Leadership transition severance costs	—	—	—	13,251	—
Add: CEO separation and transition costs	—	—	—	4,232	7,591
Add: Special charges, net	—	—	—	—	20,008
Add: Extinguishment of debt	10,855	—	—	—	—
Add: Write-off of credit facility fees	3,982	—	—	—	—
Add: Charge related to interest rate collar amendment	—	1,040	—	—	—
Adjusted EBITDA	$230,066	$200,176	$192,646	$278,771	$289,873
Variance versus prior period - $	$29,890	$7,530	$(86,125)	$(11,102)	$43,435
Variance versus prior period - %	15%	4%	(31%)	(4%)	18%
The following is a reconciliation of net income attributable to Sotheby's to Adjusted Net Income for the three months ended December 31, 2018 and 2017 (in thousands of dollars):

	Three Months Ended December 31,
	2018	2017
Net income attributable to Sotheby's	$85,712	$76,709
Add: Restructuring charges (net), net of tax of ($865) and $0	3,961	—
Add: Accelerated depreciation charges, net of tax of ($55) and ($721)	181	1,176
Add: Net charge associated with the effective settlement of an income tax audit	(2,225)	—
Add: Income tax (benefit) expense associated with the enactment of the U.S. Tax Cuts and Jobs Act	(879)	1,184
Adjusted Net Income	$86,750	$79,069
Variance versus prior period - $	$7,681
Variance versus prior period - %	10%
The income tax effect of each line item in the reconciliation above of net income attributable to Sotheby's to Adjusted Net Income is computed using the relevant jurisdictional tax rate for each item.

Appendix B

The following is a reconciliation of diluted earnings per share to Adjusted Diluted EPS for the three months ended December 31, 2018 and 2017:

	Three Months Ended December 31,
	2018	2017
Diluted earnings per share	$1.72	$1.43
Add: Restructuring charges (net), per share	0.08	—
Add: Accelerated depreciation charges, per share	0.01	0.02
Add: Net charge associated with the effective settlement of an income tax audit, per share	(0.05)	—
Add: Income tax (benefit) expense associated with the enactment of the U.S. Tax Cuts and Jobs Act, per share	(0.02)	0.02
Adjusted Diluted EPS	$1.74	$1.47
Variance versus prior period - $	$0.27
Variance versus prior period - %	18%

The following is our calculation of Adjusted Leverage Ratio, which we define as Long-Term Debt divided by Adjusted EBITDA Excluding SFS, for the years ended December 31, 2018 and 2017 (in thousands of dollars, except for the Adjusted Leverage Ratio):

Year ended December 31,	2018	2017
Adjusted EBITDA	$230,066	$200,176

SFS EBITDA:
SFS income before taxes	26,036	33,103
Add: SFS depreciation expense	120	244
SFS EBITDA	26,156	33,347
Adjusted EBITDA Excluding SFS	$203,910	$166,829

Long-Term Debt, net	$638,786	$653,003

Adjusted Leverage Ratio	3.1	3.9